Exhibit 99.1

PRESS RELEASE

                                                                         Contact:
                                                                        Trisha Tuntland
                                                                       Director of Investor Relations
                                                                       Cabot Microelectronics Corporation
                                                                          (630) 499-2600

Cabot Microelectronics Corporation Completes Acquisition of NexPlanar Corporation

Aurora, IL, October 22, 2015 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, announced today that it has completed its acquisition of NexPlanar Corporation (NexPlanar) for a purchase price of approximately $142.3 million, pursuant to the terms of the acquisition agreement signed on September 27.  At closing, NexPlanar had approximately $15 million of cash and no debt.  NexPlanar is a U.S. based company that specializes in the development, manufacture and sale of advanced CMP pad solutions for the semiconductor industry, and had been privately held.  Cabot Microelectronics funded the acquisition from its available cash balance.

"We are pleased to report today that we have completed our acquisition of NexPlanar, ahead of our anticipated timeline for closing the transaction," stated David Li, President and CEO of Cabot Microelectronics.  "We are excited to begin integrating NexPlanar with our CMP consumables business to expand our pad product offerings with a complementary technology that has been adopted in advanced applications by technology leading customers.  We are confident that our leadership in CMP slurries, combined with an expanded CMP pad portfolio, will enable us to better serve the needs of our customers around the world, including the delivery of performance differentiated slurry and pad consumable sets.  By leveraging our extensive global infrastructure, including our direct sales channel, supply chain capabilities and quality systems, we expect to speed the adoption of NexPlanar's advanced CMP pad solutions.  We believe that this acquisition will accelerate growth in our CMP pads product area and contribute to continued meaningful profitable growth for our company."

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  The company has approximately 1,025 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Director of Investor Relations at 630-499-2600.

ABOUT NEXPLANAR CORPORATION
NexPlanar Corporation, headquartered in Hillsboro, Oregon, has developed unique CMP pad technology that enables it to modulate pad properties, such as hardness, pore size, compressibility and groove profiles, to develop customized solutions for demanding semiconductor applications and integration schemes, including those for emerging technologies.  These solutions allow for low stress CMP (required for the most advanced CMP applications) and result in an order of magnitude fewer defects and lower overall cost of ownership.  The company has approximately 100 employees.  For more information about NexPlanar Corporation, visit www.nexplanar.com.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; the company's management; various economic factors and international events; regulatory or legislative activity; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; natural disasters; the acquisition of or investment in other entities, including NexPlanar, the potential risks and uncertainties of which include, among others, the reaction of customers of the Company and NexPlanar to the transaction, the company's ability to successfully integrate NexPlanar's operations and employees, to maintain, develop and grow NexPlanar's business after the closing, and to realize the expected benefits of the acquisition; uses and investment of the company's cash balance; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate; and the operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's annual report filed on Form 10-K for the fiscal year ended September 30, 2014, in the company's quarterly report filed on Form 10-Q for the quarter ended June 30, 2015, and in the company's current report filed on Form 8-K on October 22, 2015, all filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.